Earnings Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Vice President, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS SECOND QUARTER 2017 RESULTS
Highlights

•	Net income available to common stockholders for the second quarter was $0.40 per share.

•	Funds From Operations for the second quarter was $0.16 per share.

•	Same property net operating income on a cash basis increased 8.6% during the second quarter.

•	Legacy Parkway same property net operating income on a cash basis increased 11.7% during the second quarter.

•	Second generation net rent per square foot on a cash basis increased 13.5% during the second quarter.

•	Leased or renewed 341,008 square feet of office space during the second quarter.

•	Sold Emory Point I and II in May for a combined gross sales price of $199 million and The American Cancer Society Center in June for a gross sales price of $166 million.

•	Commenced operations at 8000 Avalon, which was 73.1% leased as of June 30, 2017.

•
Closed a $350 million private placement of senior unsecured debt, which was issued in two tranches. The first tranche of $100 million was issued in April, has a 10-year maturity and a fixed rate of 4.09%. The second tranche of $250 million was issued in July, has an 8-year maturity and a fixed rate of 3.91%.

•	During the quarter and subsequent to quarter-end, repaid four mortgage notes totaling $359 million that were assumed in the Parkway merger.
ATLANTA (July 27, 2017) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter ended June 30, 2017.
“Our Sun Belt office markets remain healthy and our urban portfolio continues to perform well, with same-property cash NOI up 8.6% and second generation cash rents up 13.5%,” said Larry Gellerstedt, president and chief executive officer of Cousins Properties. “With the successful delivery of 8000 Avalon this quarter, our newest Atlanta Class A office building, our development efforts continue to create significant value for our shareholders.”
Financial Results
Net income available to common stockholders was $168.1 million, or $0.40 per share, for the second quarter of 2017, compared with $7.8 million, or $0.04 per share, for the second quarter of 2016. Net income available to common stockholders was $172.8 million, or $0.42 per share, for the six months ended June 30, 2017, compared with $30.6 million, or $0.15 per share, for the six months ended June 30, 2016.
Funds From Operations ("FFO") was $66.4 million, or $0.16 per share, for the second quarter of 2017, compared with $43.3 million, or $0.21 per share, for the second quarter of 2016. FFO was $133.4 million, or $0.32 per share, for the six months ended June 30, 2017, compared with $86.7 million, or $0.41 per share, for the six months ended June 30, 2016.
2017 FFO Guidance
Based on second quarter 2017 results, the Company has narrowed its full year 2017 net income guidance from $0.41 to $0.49 per share to $0.43 to $0.48 per share. The Company's full year 2017 FFO guidance of $0.58 to $0.63 remains unchanged.
The Company leaves unchanged previously provided components of its full year 2017 net income and FFO guidance, except for the following updates:

•
Fee and other income of $18.5 million to $20.5 million, up from the previous range of $15 million to $17 million, due to $3 million of termination fees recorded during the second quarter, as well as an additional $500,000 anticipated during the balance of 2017.

•
General and administrative costs of $26 million to $28 million, up from the previous range of $23 million to $25 million, primarily due to an increase in long-term incentive compensation expense driven by improved total stockholder return relative to the SNL US REIT Office index.

A reconciliation of projected net income per share to projected FFO per share is provided as follows:

	Full Year 2017 Range
	Low	High
Net income per share	$0.43	$0.48
Add: Real estate depreciation and amortization	0.51	0.51
Less: Gain on sale of real estate assets	(0.36)	(0.36)
Funds From Operations per share	$0.58	$0.63
This guidance is provided for information purposes based on current plans and assumptions and is subject to change.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, July 28, 2017, to discuss the results of the quarter ended June 30, 2017. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 7 days by dialing (877) 344-7529 and entering the passcode 10109090. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Cousins Properties Incorporated Second Quarter 2017 Conference Call” link on the Investor Relations page.
A copy of Cousins Properties' second quarter 2017 Supplemental Information can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Acting through its operating partnership Cousins Properties, LP, Cousins Properties is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
Certain matters contained in this press release are "non-GAAP financial measures." The condensed consolidated statements of operations, condensed consolidated balance sheets, a schedule entitled Funds From Operations, which reconciles net income to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to net income, are attached to this press release. The change in second generation net rent per square foot on a cash basis represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on net income and FFO is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2016 and in the Quarterly Report on Form 10-Q for the three months ended June 30, 2017. These forward-looking statements include information about possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as, our business and financial strategy; our ability to obtain future financing; future acquisitions and dispositions of operating assets; future acquisitions of land; future development and redevelopment opportunities; future dispositions of land and other non-core assets; future repurchases of common stock; projected operating results; market and industry trends; future distributions; projected capital expenditures; interest rates; the impact of the transactions involving the Company, Parkway Properties Inc. ("Parkway"), and Parkway, Inc. ("New Parkway"); future financial and operating results, plans, objectives, expectations, and intentions; all statements that address operating performance, events, or developments that management expects or anticipates will occur in the future — including statements relating to creating value for stockholders; impact of the transactions with Parkway and New Parkway on tenants, employees, stockholders, and other constituents of the combined companies; and integrating Parkway with us.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, investments or dispositions; the potential dilutive effect of common stock or operating partnership unit issuances; the failure to achieve benefits from the repurchase of common stock; the availability of buyers and adequate pricing with respect to the disposition of assets; risks and uncertainties related to national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate, particularly in Atlanta, Charlotte, and Austin where we have high concentrations of our annualized lease revenue; changes to our strategy with regard to land and other non-core holdings that may require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space, and the risk of declining leasing rates; the adverse change in the financial condition of one or more of our major tenants; volatility in interest rates and insurance rates; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust and to meet regulatory requirements; risks associated with litigation resulting from the transactions with Parkway and from liabilities or contingent liabilities assumed in the transactions with Parkway; risks associated with any errors or omissions in financial or other information of Parkway that has been previously provided to the public; the ability to successfully integrate our operations and employees in connection with the transactions with Parkway and New Parkway; the ability to realize anticipated benefits and synergies of the transactions with Parkway and New Parkway; potential changes to state, local, or federal regulations applicable to our business; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to the tax laws impacting REITs and real estate in general; significant costs related to uninsured losses, condemnation, or environmental issues; and those additional risks and factors discussed in reports filed with the SEC by the Company.
The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Rental property revenues	$114,007	$46,454	$226,524	$91,807
Fee income	1,854	1,824	3,791	4,023
Other	3,174	27	8,600	417
	119,035	48,305	238,915	96,247
Costs and expenses:
Rental property operating expenses	41,501	19,526	83,026	37,330
Reimbursed expenses	907	798	1,772	1,668
General and administrative expenses	8,618	4,691	14,828	12,934
Interest expense	8,523	5,369	18,264	10,808
Depreciation and amortization	50,040	16,641	104,924	33,182
Acquisition and transaction costs	246	2,424	2,177	2,443
Other	236	152	612	507
	110,071	49,601	225,603	98,872
Gain on extinguishment of debt	1,829	—	1,829	—
Income (loss) from continuing operations before unconsolidated joint ventures and gain (loss) on sale of investment properties	10,793	(1,296)	15,141	(2,625)
Income from unconsolidated joint ventures	40,320	1,784	40,901	3,618
Income from continuing operations before gain (loss) on sale of investment properties	51,113	488	56,042	993
Gain (loss) on sale of investment properties	119,832	(246)	119,761	13,944
Income from continuing operations	170,945	242	175,803	14,937
Income from discontinued operations	—	7,523	—	15,624
Net income	170,945	7,765	175,803	30,561
Net income attributable to noncontrolling interests	(2,856)	—	(2,963)	—
Net income available to common stockholders	$168,089	$7,765	$172,840	$30,561
Per common share information — basic and diluted:
Income from continuing operations for common stockholders	$0.40	$—	$0.42	$0.07
Income from discontinued operations for common stockholders	—	0.04	—	0.08
Net income available to common stockholders	$0.40	$0.04	$0.42	$0.15
Weighted average shares — basic	419,402	210,129	411,137	210,516
Weighted average shares — diluted	427,180	210,362	419,227	210,687

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Income Available to Common Stockholders	$168,089	$7,765	$172,840	$30,561
Depreciation and amortization of real estate assets:
Consolidated properties	49,575	16,306	104,009	32,470
Discontinued properties	—	15,740	—	31,168
Share of unconsolidated joint ventures	3,478	3,231	7,673	6,490
(Gain) loss on sale of depreciated properties:
Consolidated properties	(119,767)	246	(119,750)	(13,944)
Share of unconsolidated joint ventures	(37,871)	—	(34,332)	—
Non-controlling interest related to unit holders	2,856	—	2,957	—
Funds From Operations	$66,360	$43,288	$133,397	$86,745
Per Common Share — Diluted:
Funds from Operations	$0.16	$0.21	$0.32	$0.41
Weighted Average Shares — Basic	419,402	210,129	411,137	210,516
Weighted Average Shares — Diluted	427,180	210,362	419,227	210,687

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $217,925 and $215,856 in 2017 and 2016, respectively	$3,479,262	$3,432,522
Projects under development	203,562	162,387
Land	4,221	4,221
	3,687,045	3,599,130

Cash and cash equivalents	16,420	35,687
Restricted cash	8,139	15,634
Notes and accounts receivable, net of allowance for doubtful accounts of $1,425 and $1,167 in 2017 and 2016, respectively	20,530	27,683
Deferred rents receivable	47,240	39,464
Investment in unconsolidated joint ventures	101,532	179,397
Intangible assets, net of accumulated amortization of $85,341 and $53,483 in 2017 and 2016, respectively	225,860	245,529
Other assets	29,280	29,083
Total assets	$4,136,046	$4,171,607
Liabilities:
Notes payable	$1,019,619	$1,380,920
Accounts payable and accrued expenses	128,772	109,278
Deferred income	34,743	33,304
Intangible liabilities, net of accumulated amortization of $21,543 and $12,227 in 2017 and 2016, respectively	80,466	89,781
Other liabilities	42,769	44,084
Total liabilities	1,306,369	1,657,367
Commitments and contingencies
Equity:
Stockholders' investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, 6,867,357 shares issued and outstanding in 2017 and 2016	6,867	6,867
Common stock, $1 par value, 700,000,000 shares authorized, 430,296,523 and 403,746,938 shares issued in 2017 and 2016, respectively	430,297	403,747
Additional paid-in capital	3,604,036	3,407,430
Treasury stock at cost, 10,329,082 shares in 2017 and 2016	(148,373)	(148,373)
Distributions in excess of cumulative net income	(1,114,662)	(1,214,114)
Total stockholders' investment	2,778,165	2,455,557
Nonredeemable noncontrolling interests	51,512	58,683
Total equity	2,829,677	2,514,240
Total liabilities and equity	$4,136,046	$4,171,607

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017		2016	2017	2016
Net income	$170,945		$7,765	$175,803	$30,561
Net operating income from unconsolidated joint ventures	7,609		6,954	16,783	13,600
Net operating income from discontinued operations	—		25,126	—	50,444
Fee income	(1,854)		(1,824)	(3,791)	(4,023)
Other income	(3,174)		(27)	(8,600)	(417)
Reimbursed expenses	907		798	1,772	1,668
General and administrative expenses	8,618		4,691	14,828	12,934
Interest expense	8,523		5,369	18,264	10,808
Depreciation and amortization	50,040		16,641	104,924	33,182
Acquisition and transaction costs	246		2,424	2,177	2,443
Other expenses	236		152	612	507
Gain on extinguishment of debt	(1,829)		—	(1,829)	—
Income from unconsolidated joint ventures	(40,320)		(1,784)	(40,901)	(3,618)
(Gain) loss on sale of investment properties	(119,832)		246	(119,761)	(13,944)
Income from discontinued operations	—		(7,523)	—	(15,624)
Net Operating Income	$80,115		$59,008	$160,281	$118,521

Net Operating Income
Same Property	$22,459	—	$21,025	$45,266	$42,504
Non-Same Property	57,656	—	37,983	115,015	76,017
	$80,115		$59,008	$160,281	$118,521

Non-Cash Items
Straight-line rent	$7,826		$3,434	$17,434	$7,029
Non-cash income	2,664		1,843	4,891	3,515
Non-cash expense	(255)		17	(538)	29
	$10,235		$5,294	$21,787	$10,573
Cash Basis Net Operating Income
Same Property	$20,817		$19,161	$41,281	$38,364
Non-Same Property	49,063		34,553	97,213	69,584
	$69,880		$53,714	$138,494	$107,948

LEGACY PARKWAY PROPERTIES
SAME PROPERTY INFORMATION
(unaudited; in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016

Net Operating Income	$45,722	(1)	$64,977	(2)	$91,558	(1)	$131,672	(2)
Straight line rent	(5,039)		(8,124)		(12,403)		(17,820)
Non-cash income	(1,379)		(1,054)		(2,434)		(3,283)
Non-cash expense	163		169		326		338
Other Adjustment	—		124		—		(535)
Cash Basis Net Operating Income	$39,467		$56,092		$77,047		$110,372

Cash Basis Net Operating Income
Same Property	$38,505		$34,464		75,276		67,410
Non-Same Property	962		21,628		1,771		42,962
	$39,467		$56,092		$77,047		$110,372

(1) Represents Net Operating Income of the legacy Parkway Properties now included in the Company's Net Operating Income.
(2) Represents Net Operating Income of Parkway Properties included in its Quarterly Report on Form 10-Q. A reconciliation of Net income (loss) to Net Operating Income is as follows:

			Three Months Ended June 30, 2016				Six Months Ended June 30, 2016
Net income (loss)			$(1,072)				$63,469
Management company income			(1,260)				(2,696)
Management company expense			1,189				1,863
Depreciation and amortization			38,630				80,570
General and administrative			12,264				19,263
Interest and other income			(191)				(435)
Equity in earnings of unconsolidated joint ventures			(269)				(518)
Net gains on sale of real estate			38				(62,982)
Interest expense			15,798				32,713
Income tax expense			312				887
Other			(462)				(462)
Net Operating Income			$64,977				$131,672

This schedule shows Same Property Net Operating Income and Cash Basis Same Property Net Operating Income for the properties acquired in the merger with Parkway and the related reconciliation to net income for 2016 as reported by Parkway in its Quarterly Report on Form 10-Q. Net Operating Income and Cash Basis Net Operating Income are used by industry analysts, investors, and Company management to measure operating performance of the Company's properties. Net Operating Income, which is consolidated rental property revenues less consolidated rental property operating expenses plus the Company's share of net operating income from unconsolidated joint ventures and net operating income from discontinued operations, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest, depreciation, and amortization expenses, while included in FFO and net income, do not affect the operating performance of a real estate asset. As a result, management uses only those operating income and expense items that are incurred at the property level to evaluate a property's performance. Net operating income from unconsolidated joint ventures, which joint ventures the Company does not control, is derived from the rental property revenues and rental property operating expenses at the joint ventures multiplied by the Company's ownership percentage in the joint ventures. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy or has been substantially complete and owned by the Company for each of the two periods presented. Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents. Same Property Net Operating Income and Cash Basis Same Property Net Operating Income allow analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.